EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

 [LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors

Elderwatch, Inc.

2881 North Pine Island Road

Building 65, Suite 203

Sunrise FL 33322

Dear Sirs:

 We consent to the use in this Registration Statement of Elderwatch, Inc (the "Company") on Form SB-2/A of our report dated August 30, 2004 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

          Jewett, Schwartz, & Associates

            CERTIFIED PUBLIC ACCOUNTANTS

            Jewett, Schwartz, & Associates

            Hollywood, FL

October 20, 2004